EXHIBIT 31.1

CERTIFICATION OF MATTHEW EMMENS RELATING TO

FORM 10-K/A

FOR THE YEAR TO

DECEMBER 31, 2007 OF

SHIRE LIMITED

(as successor registrant to SHIRE PLC)

I, Matthew Emmens, certify that:

1.	I have reviewed the Amendment No. 1 to the Annual Report on Form 10-K of Shire Limited (as successor registrant to Shire plc);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 30, 2008	/s/ Matthew Emmens
Matthew Emmens
Chief Executive Officer